UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: October 22, 2015

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On October 23, 2015, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, relating to the public offering and sale (the “Offering”) of up to (a) 12,300,000 shares of the Company’s common stock and (b) warrants to purchase up to 11,070,000 shares of the Company’s common stock with an exercise price of $0.20 per share.

The shares of common stock and warrants will be issued separately. There is not expected to be any trading market for the warrants issued in the offering contemplated by the Underwriting Agreement. Each warrant is exercisable immediately upon issuance and will expire 60 months from the date of issuance. The price to the public in this offering was $0.20 per share of common stock and related warrant. The net proceeds to the Company are expected to be approximately $2.3 million after deducting underwriting discounts and commissions but not offering expenses. The sale of such shares and warrants closed on October 27, 2015.

The common stock, the warrants, and the shares of common stock issuable from time to time upon exercise of the warrants, were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-180460) declared effective by the SEC on May 1, 2012 and covered by the transition registration statement on Form S-3 (Registration Statement No. 333-203735) filed on April 30, 2015. A preliminary prospectus supplement was filed with the SEC on October 22, 2015, and a final prospectus supplement was filed with the SEC on October 23, 2015, as amended on October 26, 2015, both in connection with the Company’s takedown relating to the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter (including for liabilities under the Securities Act of 1933, as amended), other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and a copy of the Form of Warrant is attached hereto as Exhibit 4.1, and both are incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. Investors should review that document as well as the Registration Statement and Prospectus Supplement for a complete understanding of the terms and conditions associated with the Offering.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, its directors and officers have agreed not to sell or otherwise dispose of any of the Company’s securities held by them for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Roth Capital Partners, LLC, subject to certain exceptions.

The information set forth in Item 3.03 of the Current Report of Form 8-K is incorporated by reference into this Item 1.01.

Item 3.03. Material Modification to Rights of Security Holders

On October 22, 2015, the holders of all warrants issued pursuant to the Company’s securities purchase agreement dated March 3, 2015 (the “Agreement”) agreed to reduce the length of notice required to such investors prior to the Company’s issuance of new securities from twenty business days to two business days, for the remainder of such investors’ pre-emptive right period (expiring March 3, 2016). The Company entered into these agreements to enable it to expeditiously raise capital in this and future offerings. As consideration for these agreements, the Company amended certain provisions of both the 15-month term (the “Short-Term Warrants”) and 5-year term (the “Long-Term Warrants”) warrants issued pursuant to the Agreement (together, the “March 2015 Warrants”) and the warrants issued pursuant to the placement agent agreement dated June 29, 2011 (the “2011 Warrants”). Specifically, the amendments decreased the exercise price for all warrants to $0.20 per share. Previously, the exercise price for the 2011 Warrants had been $1.33 per share, while the exercise prices for the Short-Term Warrants and Long-Term Warrants had been $0.60 and $0.65 per share, respectively. In addition, the amendments extended the exercise expiration date for the Short-Term Warrants and the 2011 Warrants to March 6, 2020. A price protection provision also was added to both the 2011 Warrants and March 2015 Warrants, such that if the Company subsequently sells or otherwise disposes of Company common stock at a lower price per share than $0.20 or any securities exchangeable for common stock with a lower exercise price than $0.20, the exercise price of such warrants will be reduced to that lower price. Copies of the amended forms of the March 2015 Warrants are attached hereto as Exhibits 4.2 and 4.3, and a copy of the amended form of 2011 Warrant is attached hereto as Exhibit 4.4, and all such exhibits are incorporated herein by reference. The foregoing description of the terms of the amended warrants is qualified in its entirety by reference to such exhibits.

Item 8.01. Other Events.

A copy of the opinion of Squire Patton Boggs (US) LLP relating to the validity of the shares in this Offering is attached as Exhibit 5.1 hereto.

On October 22, 2015, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 23, 2015, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the amount of net proceeds expected from the Offering. The risks and uncertainties involved include various risks detailed in the Company’s SEC filings from time to time.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 23, 2015
4.1	Form of Warrant for Offering
4.2	Form of March 2015 Warrant (issued with 15-month term pursuant to the
Agreement, as amended)
4.3	Form of March 2015 Warrant (issued with 5-year term pursuant to the
Agreement, as amended)
4.4	Form of 2011 Warrant (issued pursuant to the placement agent agreement dated June 29, 2011, as amended)
5.1	Opinion of Squire Patton Boggs (US) LLP
23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)
99.1	Press Release (offering announcement), dated October 22, 2015
99.2	Press Release (pricing announcement), dated October 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: October 27, 2015